Webb & Company, P.A.
Certified Public Accountants

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 8, 2005, relating to the financial statements of Tao Minerals Ltd. and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 23, 2005